U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 8, 2004

Commission file number: 033-20897-D

HELIX BIOMEDIX, INC.

Delaware	91-2099117
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

22122 20TH AVENUE S.E., SUITE 148, BOTHELL, WA 98021
(Address of principal executive offices)

(425) 402-8400
(Registrant’s telephone number, including area code)

Helix BioMedix, Inc.

Item 1.01     Entry into a Material Definitive Agreement

On November 2, 2004, Helix BioMedix, Inc. entered into a Joint Marketing Agreement with Body Blue, Inc. Pursuant to that agreement Body Blue Inc. will market certain Helix BioMedix proprietary peptides to certain companies for specified product candidates. In exchange for such marketing services, Helix BioMedix will identify Body Blue as its preferred provider of peptide formulation and manufacturing services to companies that are interested in licensing Helix BioMedix peptides. The company issued a press release relating to this event on November 8, 2004. A copy of the press release is attached and incorporated herein by reference as Exhibit 99.1.

Item 7.01     Regulation FD Disclosure

On November 8, 2004 Helix BioMedix, Inc. established a web-site which can be accessed at www.helixbiomedix.com.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Helix BioMedix, Inc.
(Registrant)

Date:	November 8, 2004	/s/ R. Stephen Beatty

R. Stephen Beatty
President and Chief Executive Officer